EXHIBIT 99.1

Veritiv Announces First Quarter 2016

Financial Results

Reports First Quarter Adjusted EBITDA of $35 Million,

Basic and Diluted Earnings per Share of $0.21

ATLANTA (May 10, 2016) − Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the first quarter ended March 31, 2016.

“Veritiv is off to a good start in 2016, with first quarter Adjusted EBITDA increasing more than 20% year-over-year despite the continuing economic softness and currency headwinds impacting our top line performance,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation. “In the face of market pressures and the increasing complexity of our integration efforts, our team maintained focus on positioning Veritiv to deliver long-term value to our shareholders. We are on track to meet our 2016 commitments, and I remain confident in the company we are building for the future.”

For the three months ended March 31, 2016, compared to the three months ended March 31, 2015:

•	Net sales were $2.0 billion, a decrease of 5.5% from the prior year. Excluding the negative effect of foreign currency and positive effect of two more shipping days in the first quarter of 2016, net sales declined 7.6% from the prior year.
•	Adjusted EBITDA was $34.9 million, an increase of 22.9% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.7%, an increase of 40 basis points from the prior year.

For the three months ended March 31, 2016, net income was $3.3 million, which includes $7.9 million of integration expenses and restructuring charges. Basic and diluted earnings per share for the quarter were $0.21.

“Ongoing strategic management of our customers, suppliers, and cost structure, as well as a benefit from lower fuel expenses, enabled overall earnings improvement in the quarter,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation. “Additionally, our healthy first quarter cash flow generation allowed us to further deleverage our balance sheet.”

The Company continues to expect 2016 Adjusted EBITDA to be in the range of $185 to $195 million.

Veritiv Corporation will host a live conference call and webcast today, May 10, 2016, at 10 a.m. (ET) to discuss its first quarter 2016 financial results. All interested parties are invited to listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding GAAP and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta, is a leading North American business-to-business distributor of print, publishing, packaging, and facility solutions; and also a provider of logistics and supply chain management services. Serving customers in a wide range of industries, the Company has approximately 180 distribution centers throughout the U.S., Mexico and Canada, and employs approximately 8,800 team members worldwide that help shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the merger, our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and our limited experience complying with the reporting and other requirements of a publicly traded company, including the Sarbanes-Oxley Act; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2016 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended March 31,
	2016	2015
Net sales	$2,019.8	$2,137.9
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,654.5	1,761.9
Distribution expenses	127.5	130.7
Selling and administrative expenses	200.9	210.6
Depreciation and amortization	13.5	13.5
Integration expenses	6.2	10.0
Restructuring charges	1.7	3.4
Operating income	15.5	7.8
Interest expense, net	6.5	6.4
Other expense, net	1.5	3.5
Income (loss) before income taxes	7.5	(2.1)
Income tax expense	4.2	0.1
Net income (loss)	$3.3	$(2.2)

Earnings (loss) per share:
Basic and diluted earnings (loss) per share	$0.21	$(0.14)

Weighted average shares outstanding - basic and diluted	16.00	16.00

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash	$47.7	$54.4
Accounts receivable, less allowances of $33.3 and $33.3, respectively	985.8	1,037.5
Related party receivable	4.5	3.9
Inventories	728.4	720.6
Other current assets	118.1	108.8
Total current assets	1,884.5	1,925.2
Property and equipment, net	359.3	363.7
Goodwill	50.2	50.2
Other intangibles, net	29.3	30.2
Deferred income tax assets	70.8	73.3
Other non-current assets	33.1	34.3
Total assets	$2,427.2	$2,476.9
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$590.6	$565.1
Related party payable	10.7	10.7
Accrued payroll and benefits	104.8	120.5
Other accrued liabilities	89.6	100.4
Current maturities of long-term debt	2.6	2.8
Financing obligations to related party, current portion	14.9	14.7
Total current liabilities	813.2	814.2
Long-term debt, net of current maturities	749.0	800.5
Financing obligations to related party, less current portion	194.7	197.8
Defined benefit pension obligations	28.8	28.7
Other non-current liabilities	102.5	105.6
Total liabilities	1,888.2	1,946.8
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10 million shares authorized, none issued	-	-
Common stock, $0.01 par value, 100 million shares authorized, 16 million shares issued and outstanding	0.2	0.2
Additional paid-in capital	568.2	566.2
Accumulated earnings (deficit)	2.0	(1.3)
Accumulated other comprehensive loss	(31.4)	(35.0)
Total shareholders' equity	539.0	530.1
Total liabilities and shareholders' equity	$2,427.2	$2,476.9

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net income (loss)	$3.3	$(2.2)
Depreciation and amortization	13.5	13.5
Amortization of deferred financing fees	1.1	1.1
Net losses (gains) on sales of property and equipment	0.2	(0.2)
Long-lived asset impairment charges	0.4	-
Provision for allowance for doubtful accounts	(2.3)	3.8
Deferred income tax provision (benefit)	2.6	(0.3)
Stock-based compensation	2.0	1.0
Other non-cash items, net	2.1	0.5
Changes in operating assets and liabilities
Accounts receivable and related party receivable	58.5	41.0
Inventories	(2.8)	(21.7)
Accounts payable and related party payable	37.6	72.0
Accrued payroll and benefits	(20.7)	(9.3)
Other	(21.0)	(6.9)
Net cash provided by operating activities	74.5	92.3
Investing Activities
Property and equipment additions	(8.9)	(9.7)
Proceeds from asset sales	1.0	0.2
Net cash used for investing activities	(7.9)	(9.5)
Financing Activities
Change in book overdrafts	(15.4)	(11.9)
Borrowings of long-term debt	1,122.0	1,121.8
Repayments of long-term debt	(1,175.9)	(1,181.0)
Payments under equipment capital lease obligations	(1.0)	(1.0)
Payments under financing obligations to related party	(3.6)	(3.4)
Net cash used for financing activities	(73.9)	(75.5)
Effect of exchange rate changes on cash	0.6	(1.4)
Net change in cash	(6.7)	5.9
Cash at beginning of period	54.4	57.6
Cash at end of period	$47.7	$63.5
Supplemental Cash Flow Information
Cash paid for income taxes, net of refunds	$0.6	$0.7
Cash paid for interest	5.2	5.2

Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, stock-based compensation expense, LIFO (income) expense, non-restructuring severance charges, integration expenses, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a key financial metric for valuing companies such as ours. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the ABL Facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not an alternative measure of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$3.3	$(2.2)
Interest expense, net	6.5	6.4
Income tax expense	4.2	0.1
Depreciation and amortization	13.5	13.5
EBITDA	27.5	17.8
Restructuring charges	1.7	3.4
Stock-based compensation	2.0	1.0
LIFO (income) expense	(5.3)	(5.2)
Non-restructuring severance charges	0.8	0.4
Integration expenses	6.2	10.0
Fair value adjustments on TRA contingent liability	1.8	1.3
Other	0.2	(0.3)
Adjusted EBITDA	$34.9	$28.4

Net sales	$2,019.8	$2,137.9

Adjusted EBITDA as a % of net sales	1.7%	1.3%

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451             Media: Ed Patterson, 770-391-8244